Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement, is dated the 13th day of April, 2016 (this "Amendment"), by and among Calgon Carbon Corporation, a Delaware corporation ("Calgon Carbon"), each of the Guarantors (as defined herein), each of the Lenders (as defined herein) and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (PNC, in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, Calgon Carbon, the other Borrowers from time to time party thereto (together with Calgon Carbon, collectively the "Borrowers" and each a "Borrower"), the Guarantors from time to time party thereto (the "Guarantors"), PNC and various other financial institutions party thereto (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders") and the Administrative Agent entered into that certain Credit Agreement, dated as of November 6, 2013, as amended by that certain (i) Letter Agreement, dated as of February 10, 2014, (ii) Second Amendment and Consent to Credit Agreement, dated November 6, 2014, (iii) Third Amendment to Credit Agreement, dated August 7, 2015 and (iv) Consent Letter, dated November 6, 2015 (as amended and as may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and
WHEREAS, the Loan Parties desire to amend certain provisions of the Credit Agreement and the Administrative Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
2.    Clause (ii) of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] is hereby amended and restated in its entirety as follows:
(ii)      any Loan Party (provided, however, that if such Loan Party is a Borrower, such Borrower shall survive the Permitted Acquisition) or any Subsidiary of any Loan Party may consolidate with, merge into, or acquire assets or capital stock (or any combination of the foregoing transactions) of another Person who is principally engaged in a business permitted hereunder (a "Target") or enter into any agreement or arrangement with a third party that would otherwise commit a Loan Party to enter into any of the foregoing acquisition transactions or a combination of the foregoing acquisition transactions (each, a "Permitted Acquisition"), so long as:

3.    Clause (ii)(E) of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] is hereby amended and restated in its entirety as follows:
(E)      after giving effect to such Permitted Acquisition: (w) the aggregate consideration paid for all Permitted Acquisitions in any fiscal year does not exceed One Hundred Million and 00/100 Dollars ($100,000,000.00); provided that such amount shall be increased from One Hundred Million and 00/100 Dollars ($100,000,000.00) to Two Hundred Million and 00/100 Dollars ($200,000,000.00) for the fiscal year ending December 31, 2016 if the Loan Parties enter into any Permitted Acquisition on or prior to April 30, 2016, (x) after giving effect to such Permitted Acquisition and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, a pro forma Leverage Ratio not greater than 2.75 to 1.0 for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of such Permitted Acquisition, (y) the sum of (1) United States currency of the Parent on a Consolidated Basis held in domestic deposit accounts and (2) Undrawn Availability is at least Fifty Million and 00/100 Dollars ($50,000,000.00), provided that such Undrawn Availability threshold shall be decreased from Fifty Million and 00/100 Dollars ($50,000,000.00) to Forty Million and 00/100 Dollars ($40,000,000.00) for the fiscal year ending December 31, 2016 if the Loan Parties enter into any Permitted Acquisition on or prior to April 30, 2016,  and (z) with respect to each such Permitted Acquisition for which the aggregate consideration exceeds Five Million and 00/100 Dollars ($5,000,000.00), the Loan Parties demonstrate compliance with subsections (w) through and including (y) by delivering at least five (5) Business Days prior to such Permitted Acquisition a Compliance Certificate evidencing such compliance;

4.    Exhibit 8.3.3 [Quarterly Compliance Certificate] to the Credit Agreement is hereby amended and restated in its entirety by Exhibit 8.3.3 attached to this Amendment.
5.    The amendments set forth in Sections 2 through 4 of this Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent:
(a)	this Amendment, duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;
(b)	a certificate of an Authorized Officer of each Loan Party in form and substance reasonably satisfactory to the Administrative Agent;
(c)	a certificate of an Authorized Officer of each Loan Party as to (i) resolutions authorizing each Loan Party to enter into this Amendment, (ii) incumbency of the officers of each Loan Party and (iii) no amendments to the organizational documents of each Loan Party, all in form and substance satisfactory to the Administrative Agent;

(d)	evidence reasonably satisfactory to the Administrative Agent that (1) on or prior to April 30, 2016 the Loan Parties have either entered into (A) an acquisition agreement (or similar agreement) or (B) any agreement or arrangement with a third party that would otherwise commit a Loan Party to enter into one or more related acquisition transactions at a later date, relating to a Permitted Acquisition which shall be consummated in fiscal year 2016, and (2) the aggregate consideration for such Permitted Acquisition, together with all other Permitted Acquisitions entered into in fiscal year 2016, exceeds One Hundred Million and 00/100 Dollars ($100,000,000.00).
(e)	payment of all fees and expenses owed to the Administrative Agent and its counsel in connection with this Amendment; and
(f)	such other documents as may be reasonably requested by the Administrative Agent.
6.    The Loan Parties hereby reconfirm and reaffirm that all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein), before and after giving effect to this Amendment, as though made on and as of the date hereof, except for those made specifically as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such date or time.
7.    The Loan Parties represent and warrant that no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof.
8.   Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
9.    The agreements contained in this Amendment are limited to the specific agreements contained herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment amends the Credit Agreement and is not a novation thereof.
10.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11.  This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.  The Loan Parties hereby consent to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and of the United States District Court for the Western District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment.
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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER:

WITNESS:	Calgon Carbon Corporation,
a Delaware corporation

/s/ Stevan R. Schott	By:	/s/ Chad Whalen
Chad Whalen
Senior Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:

WITNESS:	Calgon Carbon Corporation,
a Delaware corporation

/s/ Stevan R. Schott	By:	/s/ Chad Whalen
	Name:	/s/ Chad Whalen
	Title:	Vice President and Secretary

WITNESS:	Calgon Carbon UV Technologies LLC,
a Delaware limited liability company

/s/ Stevan R. Schott	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Manager, Vice President and Secretary

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND
LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a
Lender and as Administrative Agent

By:	/s/ Tracy J. DeCock
Name:	Tracy J. DeCock
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, as a
Lender

By:	/s/ Joseph F. King
Name:	Joseph F. King
Title:	Senior Vice President

 [SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:	/s/ John K. Perez
Name:	John K. Perez
Title:	Senior Vice President

 [SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A, as a Lender

By:	/s/ Susan R. Rich
Name:	Susan R. Rich
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ Stephen J. Orban
Name:	Stephen J. Orban
Title:	Senior Vice President

 [SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

FIRST NATIONAL BANK OF
PENNSYLVANIA, as a Lender

By:	/s/ Jason Falce
Name:	Jason Falce
Title:	Banking Officer

EXHIBIT 8.3.3
FORM OF
AMENDED AND RESTATED QUARTERLY COMPLIANCE CERTIFICATE
________ __, 201_
PNC Bank, National Association,
as Administrative Agent
The Tower at PNC
300 Fifth Ave. – 13th Floor
Pittsburgh, PA 15222
Ladies and Gentlemen:
I refer to the Credit Agreement, dated as of November 6, 2013, by and among Calgon Carbon Corporation, a Delaware corporation ("Calgon Carbon"), each other Person which joins thereunder as a Borrower (Calgon Carbon and such other Persons are each, a "Borrower" and collectively, the "Borrowers"), the Guarantors (as defined therein) party thereto, PNC Bank, National Association ("PNC Bank") and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a "Lender" and collectively, the "Lenders"), and PNC Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") as amended by that certain (i) Letter Agreement, dated as of February 10, 2014, (ii) Second Amendment and Consent to Credit Agreement, dated November 6, 2014, (iii) Third Amendment to Credit Agreement, dated August 7, 2015; (iv) Consent Letter, dated November 6, 2015 and (v) Fourth Amendment to Credit Agreement, dated April 13, 2016 (as may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement").  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, the ____________________ [Chief Financial Officer/Treasurer] of the Parent, does hereby certify on behalf of the Parent as of the _________ [quarter/year] ended _______________ ___, 201__ (the "Report Date"), as follows:
1.    CHECK ONE:
______	The annual financial statements of the Parent on a Consolidated Basis, consisting of an audited consolidated balance sheet as of the end of such fiscal year, and related audited consolidated statements of income, stockholders' equity and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.2 [Annual Financial Statements] of the Credit Agreement.
OR

______	The quarterly financial statements of the Parent on a Consolidated Basis, consisting of an unaudited consolidated balance sheet as of the end of such fiscal quarter and related unaudited consolidated statements of income and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.
2.    The representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though such representations and warranties had been made on and as of the Report Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein).
3.    In accordance with Section 6.2 [Updates to Schedules] of the Credit Agreement, attached hereto as Exhibit A is an updated Schedule 6.1.2 to the Credit Agreement.
4.    No Event of Default or Potential Default exists on the Report Date; no Event of Default or Potential Default has occurred or is continuing since the date of the previously delivered Compliance Certificate; no Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate; and no event has occurred or is continuing since the date of the previously delivered Compliance Certificate that may reasonably be expected to result in a Material Adverse Change.
[NOTE:  If any Event of Default, Potential Default, Material Adverse Change or event which may reasonably be expected to result in a Material Adverse Change has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]
5.    Minimum Interest Coverage Ratio (Section 8.2.15).  The Interest Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is _________ to 1.0, which is not less than the required ratio of 2.50 to 1.00 for such period.
6.    Maximum Leverage Ratio (Section 8.2.16).  The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is _________ to 1.0, which is not greater than the required ratio of 3.25 to 1.00 for such period.
7.    Permitted Acquisition (Section 8.2.6). [If applicable and if the consideration for the Proposed Permitted Acquisition (as hereinafter defined) is greater than Five Million and 00/100 Dollars ($5,000,000.00).].  _______________ [insert name of applicable Loan Party] intends to enter into a Permitted Acquisition with _____________ [enter name of the target company] pursuant to which _______________ [insert name of applicable Loan Party] will ________________ [provide a brief description of the transactions contemplated by such Permitted Acquisition] (the "Proposed Permitted Acquisition").  The aggregate consideration for all Permitted Acquisitions (including the Proposed Permitted Acquisition) in the current fiscal year is ___________ which is not greater than the permitted basket of One Hundred Million and 00/100 Dollars ($100,000,000.00)1 .  After giving effect to the Proposed Permitted Acquisition and the incurrence of any Loans, other Indebtedness or contingent obligations in connection therewith, the pro form Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters most recently ended for which financial statements are available prior to the date of the Proposed Permitted Acquisition is ____ to 1.0, which is not greater than the permitted ratio of 2.75 to 1.0.  The sum of (1) United States currency of the Parent on a Consolidated Basis held in domestic deposit accounts and (2) Undrawn Availability is ______________ which is not less than the required Fifty Million and 00/100 Dollars ($50,000,000.00)2.

8.    Calculations.  The calculations supporting Sections 5 through and including 7 hereof, as applicable, are set forth in the spreadsheet attached hereto as Exhibit B.

 [INTENTIONALLY LEFT BLANK]

1 The permitted basket shall be increased to Two Hundred Million and 00/100 Dollars ($200,000,000.00) for the fiscal year ending December 31, 2016 if the Loan Parties have entered into a Permitted Acquisition on or prior to April 30, 2016 as set forth in Section 8.2.6(ii)(E) of the Credit Agreement.
2 The required amount of Undrawn Availability shall decrease to Forty Million and 00/100 Dollars ($40,000,000.00) for the fiscal year ending December 31, 2016 if the Loan Parties enter into any Permitted Acquisition on or prior to April 30, 2016 as set forth in Section 8.2.6(ii)(E) of the Credit Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Compliance Certificate this ____ day of _______________, 20___.

WITNESS:	[PARENT]

	By:	(SEAL)
Name:
Title:

EXHIBIT A

Updated Schedule 6.1.2

[see attached]

EXHIBIT B

Spreadsheet

[see attached]